                                                                   Exhibit 10.37

                 AMENDMENT NO. 1 TO PERFORMANCE UNIT AGREEMENTS



         WHEREAS, the Board of Directors of R.J. Reynolds Tobacco Holdings, Inc. (the "Company") amended the Company's 1999 Long-Term Incentive Plan (the "1999 LTIP") to add a provision regarding distribution upon death of a participant under the 1999 LTIP; and

         WHEREAS, the Board authorized the Company to adopt conforming amendments to grants under the 1999 LTIP containing inconsistent provisions regarding distribution upon death of a participant;

         NOW, THEREFORE, in consideration of the foregoing, Section 4(b) of the Performance Unit Agreements previously issued under the 1999 LTIP hereby is amended by deleting the current Section 4(b) in such Performance Unit Agreements in its entirety and replacing it with the following language:

                  "(b) In the event of the death of a Grantee, any payment to which such Grantee is entitled under the Plan shall be made to the beneficiary designated by the Grantee to receive the proceeds of any noncontributory group life insurance coverage provided for the Grantee by the Company or a subsidiary of the Company ("Group Life Insurance Coverage"). If the Grantee has not designated such beneficiary, or desires to designate a different beneficiary, the Grantee may file with the Company a written designation of a beneficiary under the Plan, which designation may be changed or revoked only by the Grantee, in writing. If no designation of beneficiary has been made by a Grantee under the Group Life Insurance Coverage or filed with the Company under the Plan, distribution upon such Grantee's death shall be made in accordance with the provisions of the Group Life Insurance Coverage. If a Grantee is no longer an employee of the Company at the time of death, no longer has any Group Life Insurance Coverage and has not filed a designation of beneficiary with the Company under the Plan, distribution upon such Grantee's death shall be made to the Grantee's estate.

         EXECUTED as of this 5th day of December, 2001.



                                            R.J. REYNOLDS TOBACCO HOLDINGS, INC.


                                            By: /s/ McDara P. Folan, III
                                                --------------------------------